Exhibit 21

Subsidiaries of High Plains Gas, Inc.

NAME OF SUBSIDIARY    STATE/COUNTRY OF INCORPORATION/ORGANIZATION
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High Plains Gas, LLC  Wyoming
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CEP-M Purchase LLC    Delaware
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